May 18, 1998





Meditrust Corporation
197 First Avenue
Needham, Massachusetts 02194

         Re: Merger of La Quinta Inns, Inc. and Meditrust Corporation
             --------------------------------------------------------

Ladies and Gentlemen:

      This opinion is delivered to you in our capacity as counsel to Meditrust Corporation ("Meditrust"), a Delaware corporation, in connection with a pre-effective amendment to Registration Statement Nos. 333-47737 and 333-47737-01 filed with the Securities and Exchange Commission (the "SEC") on Form S-4 on or about the date hereof regarding the merger (the "Merger") of La Quinta Inns, Inc. ("La Quinta"), a Texas corporation, with and into Meditrust pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 3, 1998, as amended, among La Quinta, Meditrust, and Meditrust Operating Company, a Delaware corporation. This opinion relates (i) to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) to the status of La Quinta and Meditrust as a party to such reorganization within the meaning of Section 368(b) of the Code.

      For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement (including exhibits thereto) and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, factual representations and warranties made by Meditrust and La Quinta set forth in representation letters provided to us by Meditrust and La Quinta in connection with the preparation of this opinion. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, that no actions that are inconsistent with such statements, representations and warranties will be taken and that all representations, statements and warranties made to "the best knowledge of" any person or with


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Meditrust Corporation
May 18, 1998
Page 2




similar qualification are and will be true, correct and complete as if made without such qualification. We also have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the conformity to the final documents of all documents submitted to us as drafts and (vi) the accuracy and completeness of all records made available to us. In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement, (ii) the Merger will qualify as a merger under the applicable laws of Delaware and Texas, (iii) each of La Quinta and Meditrust will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and (iv) the Merger Agreement is valid and binding in accordance with its terms.

      Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by Meditrust or La Quinta as to the federal income tax consequences of any aspect of the Merger.

      Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that (i) the Merger of La Quinta with and into Meditrust will qualify as a reorganization within the meaning of Section 368(a) of the Code, and, (ii) as so treated, Meditrust and La Quinta each will be a party to such reorganization within the meaning of Section 368(b) of the Code.

                                   *   *   *

No opinion is expressed as to any matter not specifically addressed above.
Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the date hereof in federal income tax law or administrative practice that may affect our opinion.

      This opinion is being provided to you in connection with the transactions set forth in the Merger Agreement and may not be relied upon by any other person or used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the heading "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement.



                                                    Very truly yours,


                                                /s/ Goodwin, Procter & Hoar  LLP
                                                    Goodwin, Procter & Hoar  LLP